EXHIBIT 3.6
                                     CSC 45
                                 F970110000798

                           CERTIFICATE OF CORRECTION

                                       OF

                        CERTIFICATE OF AMENDMENT OF THE

                          CERTIFICATE OF INCORPORATION

               UNDER SECTION 105 OF THE BUSINESS CORPORATION LAW





         The undersigned President and Secretary of Medical Sterilization, Inc. ("MSI") pursuant to Business Corporation Law Section 105 certify:


         1. The name of the corporation is MEDICAL STERILIZATION, INC., (the "Corporation").

         2. The Certificate of Amendment being corrected was filed by the Department of State on January 6, 1997.

         3. The Certificate of Amendment contains an error in Paragraph 3 in which it is stated that the increased number of authorized shares of Series C Convertible Preferred Stock of the Corporation is 1,945,265. The corrected number should be 1,945,625.

         4. Paragraph Fourth A(b)(iii) is hereby corrected to read as follows:

         "(iii) 1,945,625 shares of the authorized Preferred Stock of the par value of $.01 each sha11 be issued in and as a series to be designated "Series C Convertible Preferred Stock."



         IN WITNESS WHEREOF, we have hereunto subscribed this Certificate on January 10, 1997.

                                        1



                                    /s/ D. Michael Deignan
                                    ------------------------------------
                                    D. Michael Deignan, Chief Executive Officer
                                    and President

                                    /s/ Harvey Cohen
                                    ------------------------------------
                                    Harvey Cohen, Secretary


                                  VERIFICATION


STATE OF NEW YORK )

                  )ss.:

COUNTY 0F NASSAU  )



         HARVEY COHEN, being duly sworn deposes and says, that he is the Secretary of Medical Sterilization, Inc., the corporation named in and described in the foregoing certificate, and is one of the persons described in and who executed the foregoing certificate, that he has read the foregoing Certificate of Correction of the Certificate of Amendment of the Certificate of Incorporation and knows the contents thereof, and that the statements contained therein are true.


                                                       /s/ Harvey Cohen
                                                       -----------------------
                                                       Harvey Cohen




Sworn to before me this
10th day of January, 1997

/s/ Joel B. Cutler
-------------------------
     Notary Public

           Joel B. Cutler
  Notary Public, State of New York
           No. 30-4785483
     Qualified in Nassau County
Commission Expires December 31, 1997


                                     CSC 45
                                 F970110000798

                           CERTIFICATE OF CORRECTION

                                       OF

                           MEDICAL STERILIZATION, INC.

                         -------------------------------

                   SECTION 105 OF THE BUSINESS CORPORATION LAW

Filer: Joel B. Cutler, Esq
       Murtagh, Cohen & Byrne
       1100 Franklin Ave.
       Garden City, NY 11530

                                       lcc
                                STATE OF NEW YORK
                               DEPARTMENT OF STATE

                              FILED JAN 10 1997
                              TAX $_______________
                              BY: /s/ POC
                                  -----------------
                                        NASS
                                                       BILLED
                                                    97011000828